Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Apogee Acquisition Corp

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable public warrant	(1)	457(a)	28,750,000		$10.00	$287,500,000.00	0.0001381	$39,703.75
Fees to be Paid	Equity	Class A ordinary shares included as	(2)	Other	28,750,000				0.0001381	0.00
Fees to be Paid	Equity	Redeemable warrants included as part of the units	(3)	Other	14,375,000	$			$0.0001381	$0.00

Total Offering Amounts:								$287,500,000.00		39,703.75
Total Fees Previously Paid:
Total Fee Offsets:										0.00
Net Fee Due:										$39,703.75

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

Represents 28,750,000 units including 25,000,000 units to be issued in the offering and up to 3,375,000 units which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any, each consisting of one Class A ordinary share and one-half of one redeemable public warrant.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

No fee pursuant to Rule 457(g).

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

No fee pursuant to Rule 457(g).